  Exhibit 10.6

April 1, 2020

To:
Glenn Fuller
From:
Sara Partin, Senior Vice President, Chief People Officer
Date:
April 1, 2020
Re:
Temporary Monthly Base Salary Reduction Program (“Salary Reduction Program”)

In light of the financial impact of the corona virus pandemic on AutoWeb, Inc. (“Company”), the Company and you have agreed to a temporary reduction in your base monthly salary as follows:

1. Reduction Period. Your base monthly salary will be reduced by the Salary Reduction Program Percentage (as defined below) for the calendar months April, May and June, 2020 (“Salary Reduction Program Period”).

2. Amount of Reduction. Ten percent (10%) of base monthly salary (“Salary Reduction Program Percentage”).

3. No Impact on Other Compensation or Benefits. This temporary reduction in your base monthly salary will have no impact on any other components of your compensation or benefits, and all such compensation and benefits will continue to be determined based on your base monthly and base annual salary in effect immediately prior to the implementation of this Salary Reduction Program (or based upon any higher amount as may be provided in the applicable plan, agreement or arrangement). Without limiting the generality of the foregoing:
(i) The temporary reduction in your base monthly salary will not impact or reduce your severance benefits under your Second Amended and Restated Severance Benefits Agreement dated as of April 12, 2018 (“Severance Benefits Agreement”). Your severance benefits under the Severance Benefits Agreement will continue to be determined based on your highest monthly base salary paid to you while employed by the Company.
(ii) Your incentive compensation payout, if any, under the Company’s annual incentive compensation plan or any other incentive plan, contract or arrangement will be determined based on your base annual salary in accordance with the terms of the applicable plan, contract or arrangement without giving effect to this temporary reduction in base monthly salary.

4. Waiver of Good Reason Triggering of Severance Benefits Agreement. You agree to waive any right you may have under the Severance Benefits Agreement to terminate your employment with the Company for Good Reason under Section 1(k)(A) of the Severance Benefits Agreement as a result of this temporary reduction in your base monthly salary.

5. Make-Whole In the Event of a Change in Control. In the event that a Change in Control (as defined below) occurs during calendar year 2020, upon the occurrence of the Change in Control, the aggregate amount of any base monthly salary that was subject to reduction under this Salary Reduction Program shall be paid to you in one lump sum payment (less required applicable federal, state and local payroll deductions and withholdings) upon the occurrence of the Change in Control. For purposes of this paragraph 5, “Change in Control” means the occurrence of any one of the following events:

(i) During any twenty-four (24) month period, individuals (“Incumbent Directors”) who, as of the beginning of such period, constitute the board of directors of the Company (“Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii)           Any “person” (as such term is defined in the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this subparagraph 5(ii) will not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by the Company or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, (4) pursuant to a Non-Qualifying Transaction, as defined in subparagraph 5(iii) below, or (5) the acquisition of additional stock by any one person, who owns more than 50% of the total voting power of the stock of the Company prior to such acquisition;

(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (“Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (“Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in subparagraphs 5(i), (ii) and (iii) above is deemed to be a “Non-Qualifying Transaction”); or

(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets provided, however, that any such event shall not constitute a Change in Control (“Liquidation or Asset Sale Event”) (i) if immediately following the consummation of such event more than 50% of the total voting power of (A) the corporation resulting from such event (“Acquirer Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Acquirer Corporation (“Parent Acquirer Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Liquidation or Asset Sale Event (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Liquidation or Asset Sale Event); (ii) the transfer is to a person, that owned, directly or indirectly, 50% or more of the total voting power of the Company prior to the transfer or to an entity, at least 50% of the total voting power of which is owned, directly or indirectly, by such a person.

For purposes of this definition of Change in Control, the term “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of this definition, the term “corporation” has the meaning prescribed in Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

6. Termination of Program. The Company may elect at any time during the Reduction Program Period to terminate the temporary reduction in your base monthly salary.

7. Employment At-Will. As a reminder, your employment with the Company is at-will, not for a specified term, and may be terminated by the Company or you at any time, with or without cause or good reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the term of your employment by the Company and cannot be modified except by a written document executed by both parties (which in the case of the Company, must be executed by the Company’s Chief People Officer or Chief Executive Officer) and that expressly negates the “at-will” employment status.

AutoWeb, Inc.

By: /s/ Sara Partin
        Sara Partin
        Senior Vice President, Chief People Officer

Accepted and Agreed:

/s/ Glenn Fuller
Glenn Fuller